 EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS SECOND QUARTER RESULTS FOR FISCAL YEAR 2018

PASADENA, CA – February 6, 2018 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the second quarter and six months (“YTD”) ended December 31, 2017.

Second Quarter 2018 Highlights
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Total revenues were $92.1 million, compared to $72.3 million for the second quarter of fiscal year 2017.
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Leasing revenues comprised 60% of total non-manufacturing revenues versus 64% for the second quarter of fiscal year 2017.
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Leasing revenues increased by approximately 11%, excluding the oil and gas sector and the favorable foreign currency impact.
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Adjusted EBITDA was $25.2 million, compared to $17.8 million in the second quarter of fiscal year 2017.
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Adjusted EBITDA margin was 27%, compared to 25% in the second quarter of fiscal year 2017.
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Net income attributable to common shareholders was $2.1 million, or $0.08 per diluted share, compared to net loss attributable to common shareholders of $0.6 million, or $0.02 per diluted share, for the second quarter of fiscal year 2017.
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The provision for income taxes was $0.8 million, which included the re-measurement of our estimated deferred tax assets and liabilities as a result of the federal tax enactment on December 22, 2017 that resulted in an estimated benefit of approximately $6.5 million. This estimated tax benefit was offset by, among other things, approximately $5.2 million for both the estimated transition tax on accumulated foreign earnings and a valuation allowance that was established to offset previously recognized deferred tax assets for foreign tax credit carryforwards that we believe will not be realized.
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Average fleet unit utilization was 82%, compared to 79% in the second quarter of fiscal year 2017.
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Opened one greenfield location in the Asia-Pacific region during the quarter.
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One acquisition completed in North America during the quarter, adding two locations.

YTD 2018 Highlights
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Total revenues were $169.0 million, compared to $135.1 million for the first six months of fiscal year 2017.
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Leasing revenues comprised 63% of total non-manufacturing revenues versus 65% for the first six months of fiscal year 2017.
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Leasing revenues increased by 10%, excluding the oil and gas sector and the favorable foreign currency impact.
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Adjusted EBITDA was $42.8 million, compared to $30.7 million for the first six months of fiscal year 2017.
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Adjusted EBITDA margin was 25%, compared to 23% for the six months of fiscal year 2017.
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Net income attributable to common shareholders was $1.1 million, or $0.04 per diluted share, compared to net loss attributable to common shareholders of $2.8 million, or $0.11 per diluted share, for the first six months of fiscal year 2017.
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The provision for income taxes was $0.3 million, which included the re-measurement of our estimated deferred tax assets and liabilities, and other matters discussed above, as a result of the federal tax enactment on December 22, 2017.
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Average fleet unit utilization was 81%, compared to 77% in the first six months of fiscal year 2017.
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Opened three greenfield locations during the first six months of fiscal year 2017, two in the Asia-Pacific region and one in North America.
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Completed two acquisitions in North America during the six month period.
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Funded the successful acquisition of the noncontrolling interest of Royal Wolf.

Management Commentary

"We are pleased to report very strong performance for the second quarter of fiscal year 2018 as demonstrated by our highest quarterly level of revenues and adjusted EBITDA in three years,” said Ronald Valenta, Executive Chairman of the Board. “In North America, our core portable storage business continues to experience growth across all product lines, driven primarily by increasing average lease rates and fleet utilization. With the recovering oil and gas market in Texas, we continue to experience improved results in our liquid containment business, supported by our superior customer service and safety record. Our Asia-Pacific region also delivered its strongest quarterly performance in three years, where higher sales revenues included a large sale of a customized container product in the utilities sector.”

Mr. Jody Miller, President and Chief Executive Officer added, “The efforts of all of our operating teams, combined with our disciplined and focused strategy over the past few years, have led to these positive results, and I am confident that our strong execution will continue across each of our businesses. Our year-to-date performance gives us confidence in our outlook for the remainder of the fiscal year, as we continue to pursue our ongoing strategy of geographic expansion and diversification and lay a solid foundation for fiscal 2019 and beyond.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, “This quarter’s results mark the fourth quarter in a row where we have delivered year-over-year growth in adjusted EBITDA and we expect that the second half of our current fiscal year will continue to show strong adjusted EBITDA growth over the second half of last fiscal year.”

Second Quarter 2018 Operating Summary

North America
Revenues from our North American leasing operations for the second quarter of fiscal year 2018 totaled $51.1 million, compared with $40.7 million for the second quarter of fiscal year 2017, an increase of 26%. Leasing revenues increased by 30% on a year-over-year basis, most notably in the oil and gas, commercial and construction sectors. Adjusted EBITDA was $15.9 million for the second quarter of fiscal year 2018, compared with $10.9 million for the year-ago quarter, an increase of 46%. Adjusted EBITDA from Pac-Van and Lone Star increased by approximately 21% and 250% year-over-year, to $11.7 million and $4.2 million, respectively, from $9.7 million and $1.2 million, respectively, in the second quarter of fiscal year 2017.

North American manufacturing revenues for the second quarter of fiscal year 2017 totaled $3.5 million and included intercompany sales of $1.4 million from products sold to our North American leasing operations. This compares to $1.9 million of total sales, including $0.3 million intercompany revenues during the second quarter of fiscal year 2017. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was $0.1 million for the quarter, as compared to a loss of $0.5 million in the second quarter of fiscal year 2017.

Asia-Pacific
Revenues from the Asia-Pacific region for the second quarter of fiscal year 2018 totaled $38.9 million, compared with $30.0 million for the second quarter of fiscal year 2017, an increase of 30%. The increase in revenues was largely driven by two large sales to customers in the utilities and transportation sectors totaling approximately $10.5 million and were accompanied by a favorable foreign currency translation effect between periods. The large sales were partially offset by decreases in the oil and gas and industrial sectors. Leasing revenues were approximately flat on a year-over-year basis, where increases in the construction, mining, industrial and transportation sectors were offset by declines in the oil and gas sector. Adjusted EBITDA for the second quarter of 2018 was $10.2 million, compared with $8.4 million for the same quarter last year, an increase of over 21%. On a local currency basis, revenues increased by 28% and adjusted EBITDA increased by approximately 20%.

Balance Sheet and Liquidity Overview

At December 31, 2017, the Company had total debt of $440.1 million and cash and cash equivalents of $5.5 million, compared with $355.6 million and $7.8 million at June 30, 2017, respectively. At December 31, 2017, our Asia-Pacific leasing operations had $12.2 million (A$15.7 million) available to borrow under its $97.6 million (A$125.0 million) credit facility, and our North American leasing operations had $34.0 million available to borrow under its $237 million credit facility.

During the first six months of fiscal year 2018, the Company generated cash from operating activities of $14.6 million, as compared to $10.9 million for the first six months of fiscal year 2017. For the first six months of fiscal year 2018, the Company invested a net $12.9 million ($11.6 million in North America and $1.3 million in the Asia-Pacific) in the lease fleet, as compared to $15.1 million in net fleet investment ($7.1 million in North America and $8.0 million in the Asia-Pacific) in the first six months of fiscal year 2017.

Receivables were $54.7 million at December 31, 2017, as compared to $44.4 million at June 30, 2017. Days sales outstanding in receivables at December 31, 2017, for our Asia-Pacific and North American leasing operations were 45 and 50 days, as compared to 49 and 46 days, respectively, as of June 30, 2017.

Outlook

Based on our year-to-date results and assuming the Australian dollar averages 0.78 versus the U.S. dollar for the remainder of fiscal year 2018, we now expect that consolidated revenues for fiscal year 2018 will be in the range of $320 million to $330 million and that consolidated adjusted EBITDA will increase by 28% to 34% in fiscal year 2018 from fiscal year 2017. This outlook does not take into account the impact of any additional acquisitions that may occur in the second half of fiscal year 2018.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 7297433. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 20, 2018 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 7297433.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned subsidiary Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
	Quarter Ended December 31,		Six Months Ended December 31,
	2016	2017	2016	2017

Revenues
Sales:
Lease inventories and fleet	$25,387	$36,065	$45,759	$61,447
Manufactured units	1,663	2,080	2,757	3,983
	27,050	38,145	48,516	65,430
Leasing	45,277	53,985	86,609	103,617
	72,327	92,130	135,125	169,047

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	18,140	25,900	31,972	44,310
Manufactured units	2,115	1,964	3,527	4,140
Direct costs of leasing operations	18,658	21,951	36,518	43,006
Selling and general expenses	16,429	17,725	32,957	37,228
Depreciation and amortization	9,888	9,531	19,391	19,657

Operating income	7,097	15,059	10,760	20,706

Interest income	13	23	36	38
Interest expense	(5,016)	(9,447)	(9,847)	(15,269)
Foreign currency exchange and other gain (loss)	189	(1,852)	94	(3,054)
	(4,814)	(11,276)	(9,717)	(18,285)

Income before provision for income taxes	2,283	3,783	1,043	2,421

Provision for income taxes	913	809	417	291

Net income	1,370	2,974	626	2,130

Preferred stock dividends	(922)	(922)	(1,844)	(1,844)
Noncontrolling interests	(1,087)	—	(1,558)	801

Net income (loss) attributable to common stockholders	$(639)	$2,052	$(2,776)	$1,087

Net income (loss) per common share:
Basic	$(0.02)	$0.08	$(0.11)	$0.04
Diluted	(0.02)	0.08	(0.11)	0.04

Weighted average shares outstanding:
Basic	26,300,061	26,636,594	26,259,433	26,624,141
Diluted	26,300,061	27,311,401	26,259,433	27,297,266

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2017	December 31, 2017
Assets
Cash and cash equivalents	$7,792	$5,507
Trade and other receivables, net	44,390	54,689
Inventories	29,648	32,801
Prepaid expenses and other	8,923	8,563
Property, plant and equipment, net	23,388	23,316
Lease fleet, net	427,275	436,585
Goodwill	105,129	109,989
Other intangible assets, net	28,769	26,794
Total assets	$675,314	$698,244

Liabilities
Trade payables and accrued liabilities	$42,774	$47,012
Unearned revenue and advance payments	15,548	17,066
Senior and other debt, net	355,638	440,071
Fair value of embedded derivative in Convertible Note	—	3,581
Deferred tax liabilities	38,106	36,901
Total liabilities	452,066	544,631

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,611,688 shares issued and outstanding at June 30, 2017 and 26,669,618 at December 31, 2017	3	3
Additional paid-in capital	120,370	138,333
Accumulated other comprehensive loss	(12,355)	(15,286)
Accumulated deficit	(12,972)	(10,041)
Total General Finance Corporation stockholders’ equity	135,146	153,109
Equity of noncontrolling interests	88,102	504
Total equity	223,248	153,613
Total liabilities and equity	$675,314	$698,244

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended December 31,		Six Months Ended December 31,
	2016	2017	2016	2017
Net income	$1,370	$2,974	$626	$2,130
Add (deduct) —
Provision for income taxes	913	809	417	291
Foreign currency exchange and other loss (gain)	(189)	1,852	(94)	3,054
Interest expense	5,016	9,447	9,847	15,269
Interest income	(13)	(23)	(36)	(38)
Depreciation and amortization	10,086	9,668	19,787	19,992
Share-based compensation expense	596	439	191	2,097
Adjusted EBITDA	$17,779	$25,166	$30,738	$42,795

	Quarter Ended December 31, 2016				Quarter Ended December 31, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$3,956	$4,964	$(733)	$(1,268)	$6,251	$10,093	$(77)	$(1,351)
Add -
Depreciation and amortization	4,218	5,851	198	8	3,936	5,778	137	9
Share-based compensation expense	194	82	22	298	-	87	13	339
Adjusted EBITDA	$8,368	$10,897	$(513)	$(962)	$10,187	$15,958	$73	$(1,003)
Intercompany adjustments				$(11)				$(49)

	Six Months Ended December 31, 2016				Six Months Ended December 31, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$6,819	$7,570	$(1,351)	$(2,603)	$7,054	$16,656	$(663)	$(2,610)
Add -
Depreciation and amortization	8,026	11,732	396	10	8,495	11,527	335	18
Share-based compensation expense	(522)	167	44	502	1,207	193	26	671
Adjusted EBITDA	$14,323	$19,469	$(911)	$(2,091)	$16,756	$28,376	$(302)	$(1,921)
Intercompany adjustments				$(52)				$(114)